Exhibit 99.1

RVL Pharmaceuticals plc Announces $5 Million Registered Direct Offering Priced At-the-Market under Nasdaq Rules

August 16, 2023 at 8:00 AM EDT

BRIDGEWATER, N.J., Aug. 16, 2023 (GLOBE NEWSWIRE) -- RVL Pharmaceuticals plc (Nasdaq: RVLP) (“RVL” or the “Company”), a specialty pharmaceutical company focused on the commercialization of UPNEEQ® (oxymetazoline hydrochloride ophthalmic solution), 0.1%, for the treatment of acquired blepharoptosis, or low-lying eyelid, in adults, today announced that it has entered into definitive agreements for the purchase and sale of 11,870,846 of its ordinary shares (or ordinary share equivalents in lieu thereof) at a purchase price of $0.4212 per ordinary share (or ordinary share equivalent in lieu thereof) in a registered direct offering priced at-the-market under Nasdaq rules. The Company also agreed to issue to the investors unregistered series A-1 warrants to purchase up to 11,870,846 ordinary shares and unregistered series A-2 warrants to purchase up to 11,870,846 ordinary shares. The series A-1 warrants have an exercise price of $0.4212 per share, will be exercisable beginning on the effective date of shareholder approval of the issuance of the shares upon exercise of the series A-1 warrants, and will expire five years following the date of shareholder approval. The series A-2 warrants have an exercise price of $0.4212 per share, will be exercisable beginning on the effective date of shareholder approval of the issuance of the shares upon exercise of the series A-2 warrants, and will expire eighteen months following the date of shareholder approval. The closing of the offering is expected to occur on or about August 18, 2023, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from the registered direct offering are expected to be approximately $5 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for general corporate purposes.

The ordinary shares (but not the warrants being offered in the private placement or the ordinary shares issuable upon exercise of the warrants) are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-269440) previously filed with the Securities and Exchange Commission, or the SEC, and declared effective by the SEC on February 6, 2023. The offering of the ordinary shares in the registered direct offering will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the ordinary shares being offered in the registered direct offering will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, or by telephone at (212) 865-5711, or email at placements@hcwco.com.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended, or the Act, and Regulation D promulgated thereunder, and the warrants and the ordinary shares issuable upon exercise of the warrants have not been registered under the Act or applicable state securities laws. Accordingly, the warrants and ordinary shares issuable upon exercise of the warrants may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About RVL Pharmaceuticals plc

RVL Pharmaceuticals plc is a specialty pharmaceutical company focused on the commercialization of UPNEEQ® (oxymetazoline hydrochloride ophthalmic solution), 0.1%, for the treatment of acquired blepharoptosis, or low-lying eyelid, in adults. UPNEEQ is the first non-surgical treatment option approved by the FDA for acquired blepharoptosis.

Forward-Looking Statements

This press release includes statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” The Company’s actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “targets,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the anticipated use of proceeds from the offerings, the receipt of shareholder approval under Nasdaq rules in connection with the warrants and the terms and anticipated closing of the offerings. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company may not achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place significant reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes. Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements include the following: risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offerings; and other risks and uncertainties more fully described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed on March 20, 2023, its Quarterly Report on Form 10-Q filed on May 11, 2023, its Quarterly Report on Form 10-Q filed on August 14, 2023 and other filings that the Company makes with the Securities and Exchange Commission. These forward-looking statements speak only as of the time of this press release and the Company does not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.

Investor and Media Relations for RVL Pharmaceuticals plc

Lisa M. Wilson
In-Site Communications, Inc.
T: 212-452-2793
E: lwilson@insitecony.com